Exhibit 10.18
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made by THE HAGERTY GROUP, LLC, a Delaware limited liability company (“Company”), and Kenneth H. Ahn (“Executive”). As used in this Agreement, the term “Affiliate” means any entity controlling, controlled by or under common control with the Company and the Company’s subsidiaries; however, as of the date of this Agreement, Affiliate specifically excludes Broad Arrow Group, Inc. and Broad Arrow Holdings LLC and any entity which is an owner, subsidiary or affiliate of either (collectively, “BAG”).

1.Effective Date and Term. This Agreement will take effect on December 1, 2021 (“Effective Date”) and will remain in effect during the Employment (as defined in Section 2) and thereafter as to those provisions that expressly state that they will remain in effect after termination of the Employment.

2.Employment. Executive will serve as the Company’s President of Marketplace or such other management positions with the Company or an Affiliate as Executive and the Company may agree (the “Employment”). Without limiting Executive’s duties as an officer, director and/or employee of BAG, Executive will perform duties consistent with those positions as assigned to Executive from time to time by the Company’s Chief Executive Officer and will comply with all Company policies. The Employment will be full time and Executive’s entire business time and efforts will be devoted to the Employment, except that Executive may devote time that will be required to fulfill his role as an officer and director of BAG. The Executive may also oversee passive investments and may serve on boards of directors of non-profit organizations, and with written approval of the Company’s Board of Directors may serve on boards of directors of for- profit organizations, that are not competitive with the Company or an Affiliate, provided that such activities do not impair Executive’s full-time services under this Agreement or constitute a conflict of interest.

3.Compensation. Executive will be compensated during the Employment as follows, subject to required tax deductions and withholdings:

(a)Salary. Executive’s salary will be $500,000 per year (or a prorated weekly amount for any partial year) subject to normal payroll deductions and will be payable in accordance with the Company’s normal payroll practices. The Company may review Executive’s salary annually in accordance with the Company’s normal procedures and may increase (but not decrease) Executive’s salary to reflect the Company’s determinations of Executive’s performance, Company performance, business or economic conditions, or changes in Executive’s duties and responsibilities.

(b)Annual Incentive Plan. Beginning with the 2022 plan year, Executive will participate in the Hagerty Amended and Restated Annual Incentive Plan or any successor Company annual bonus plan (“Annual Incentive Plan”) in accordance with the terms of the plan. The Company will continue an Annual Incentive Plan under which Executive’s target incentive payment for each calendar year will be at least 75% of Executive’s Salary, with any payments under the plan to be determined under the terms of the plan based on attainment of Company and individual goals as provided in the plan, and subject to Executive’s continued Employment with the Company.

1.Stock Incentive Plan. Executive will participate in the Company’s Stock Incentive Plan or any successor Company long-term bonus plan (“Stock Incentive Plan”) in accordance with the terms of the plan. Executive will be eligible for awards under the plan at 75% of Executive’s Salary, with any awards

Exhibit 10.18
to be determined under the terms of the plan, and subject to Executive’s continued Employment with the Company.

2.Paid Time Off. Executive will be entitled to a minimum of 4 weeks of paid time off per year, to be administered in accordance with Company policy, which is subject to change from time to time in the Company’s discretion. Paid time off will be taken at such times as are consistent with the reasonable business needs of the Company.

3.Benefits. Executive will be eligible to participate in fringe benefit programs covering the Company’s salaried employees as a group and in any other Company benefit programs and policies applicable under Company policy to senior executives. The terms of applicable insurance policies and benefit plans in effect from time to time will govern with regard to specific issues of coverage and benefit eligibility. All benefit programs and policies are subject to change from time to time in the Company’s discretion.

4.Business Expenses. The Company will reimburse Executive for reasonable, ordinary and necessary business expenses that are specifically authorized or are authorized by Company policy, subject to Executive’s prompt submission of proper documentation for tax and accounting purposes. Such expenses will be reimbursed within 30 days after Executive submits such documentation, but in no event later than the fifteenth day of the third month after the end of the year in which the expense is incurred.

5.Car Allowance. Executive will receive an annual car allowance of $14,400 per calendar year, to be paid monthly during the year, less required deductions and withholdings.

i.Termination of Employment Without Severance Pay. Executive will not be entitled to any further employment-related compensation, payments or benefit coverage from the Company or any Affiliate after termination of the Executive’s Employment pursuant to this Section 4, except those payments specifically identified in Section 6.

1.Death. The Employment will terminate automatically upon Executive’s death.

2.Disability. If Executive is unable to perform Executive’s duties under this Agreement due to physical or mental disability for a continuous period of 180 days or longer and Executive is eligible for benefits under the Company’s long-term disability insurance policy, the Company may terminate the Employment under this Section 4(b). If the Company terminates the Employment as the result of Executive’s inability to perform

Exhibit 10.18

Executive’s duties for less than 180 days due to a disability, the termination of Employment will be deemed to be pursuant to Section 5(a) below.

3.Termination by Company for Cause. The Company may terminate the Employment for “Cause,” defined as Executive’s: (i) breach of any provision of Sections 8, 9 or 10 of this Agreement; (ii) continued failure to perform or continued poor performance of duties after warning and reasonable opportunity to meet reasonable required performance standards; (iii) gross negligence causing or placing the Company at risk of significant damage or harm; (iv) misappropriation of or intentional damage to Company property; (v) material fraud or dishonesty; (vi) conviction of a felony; or (vii) intentional act or omission that Executive knows or should know is significantly detrimental to the interests of the Company. Notwithstanding anything herein, Cause specifically excludes any exercise of Executive’s fiduciary obligations as an officer or director of BAG, including matters referenced in Section 8(c) of this Agreement.

If the Company becomes aware after termination of the Employment other than for Cause that Executive engaged before the termination of Employment in conduct constituting Cause, the Company may recharacterize Executive’s termination as having been for Cause.

4.Discretionary Termination by Executive. Executive may terminate the Employment at will with at least 30 days’ advance written notice to the Company. If Executive gives such notice of termination, the Company may (but need not) relieve Executive of some or all of Executive’s responsibilities for part or all of such notice period, provided that Executive’s pay and benefits are continued for the lesser of 30 days or the remaining period of the Employment.

5.Inability to Form Joint Venture. This Agreement may be terminated by either party if the parties are unable to complete the closing of a joint venture agreement between Company and BAG by December 31, 2021, unless the parties mutually agree to extend beyond December 31, 2021.

ii.Termination With Severance Pay. Executive will not be entitled to any further employment-related compensation, payments or benefit coverage from the Company or any Affiliate after termination of Executive’s Employment pursuant to this Section 5, except for payments and benefit coverage as provided in Section 6 and Severance Pay as provided in and subject to the terms of Section 7.

1.Discretionary Termination by Company. The Company may terminate the Employment at will or in connection with a Change of Control of BAG, but if the Company does so other than as provided in Section 4 above, Executive will be entitled to Severance Pay as provided in and subject to Section 7. A termination of Executive’s Employment by the Company under Section 4(c) that is determined in a proceeding under Section 14 not to be for Cause will be considered to have been a termination under this Section 5(a).

Exhibit 10.18

2.Termination by Executive for Good Reason. Executive may terminate the Employment for “Good Reason” if and only if the Company materially breaches the Company’s obligations to Executive under this Agreement. Executive may not resign for Good Reason unless (i) Executive notifies the Company’s Chief Executive Officer in writing, within 30 days after Executive becomes aware of the act or omission in question, asserting that the act or omission in question constitutes Good Reason and explaining why,
(ii) the Company fails, within 30 days after the notification, to take all commercially reasonable actions to cure the breach, and (iii) Executive resigns by written notice within 30 days after expiration of the 30 day period under Section 5(b)(ii). If Executive terminates the Employment for Good Reason, Executive will be entitled to Severance Pay as provided in and subject to Section 7.

iii.Payments Upon Termination of Employment. Executive will not be entitled to any further employment-related compensation, payments or benefit coverage from the Company or any Affiliate after termination of the Executive’s Employment, except (a) unpaid salary installments through the end of the week in which the Employment terminates, (b) any vested benefits accrued before the termination of Employment under the terms of any written Company policy or benefit program, and (c) if the termination of Employment is pursuant to Section 5, Severance Pay to which Executive is entitled under Section 7.

iv.Severance Pay. The Company will pay Executive the payments provided in and subject to this Section 7 (“Severance Pay”) upon Executive’s “separation from service,” as that term is defined by Section 409A of the Internal Revenue Code (the “Code”), if Executive’s Employment is terminated during the Term as provided in Section 5 and Executive contemporaneously or subsequently experiences a separation from service.

1.Amount and Duration of Severance Pay. Subject to the other provisions of this Section 7, Severance Pay will consist of the continuation of Executive’s then current base salary for 12 months. No Severance Pay will be paid, however, until the Company’s first regular pay date that occurs on or after 60 days after the date of Executive’s separation from service. Any salary continuation payments to which Executive would otherwise have been entitled during those 60 days will be accumulated and paid on the Company’s first regular pay date on or after 60 days after separation from service provided Executive has signed the release provided for in Section 7(b)(ii) and continued to honor the release. All Severance Pay under Section 7 that would otherwise be paid more than 60 days after termination of the Employment will be made as provided in Section 7 on the Company’s normal pay dates. Payments will be less required deductions and withholdings. If Executive dies before the end of the Severance Pay period, any unpaid Severance Pay will be forfeited.

2.Conditions to Severance Pay. To be eligible for Severance Pay, Executive must meet the following conditions: (i) Executive must comply with Executive’s obligations under this Agreement that continue after termination of the Employment; (ii) Executive must sign a Company-prepared release of claims by a date designated by the Company (which will be not less than 21 days nor more than 45 days after Executive’s Employment is terminated and Executive is given the release document) waiving and releasing any and all claims or rights that Executive might otherwise have against the Company, any Affiliate, or any of the officers, directors, employees or agents of the Company or any Affiliate, provided that the release will not waive Executive’s right to any payments due under this Section 7 or Section 6, nor will the release waive any right of Executive to liability insurance coverage under any directors’ and officers’ liability insurance policy or any indemnification rights that Executive may otherwise have; (iii) Executive must resign upon written request by the Company from all positions with or representing the Company or any Affiliate, including but not limited to membership on boards of

Exhibit 10.18
directors; and (iv) Executive must, upon request by the Company, provide the Company, for a period of 90 days after termination, with consulting services (limited to no more than 8 hours per week) regarding matters within the scope of Executive’s former duties. Executive will only be required to provide those services by telephone or e-mail at Executive’s reasonable convenience and without substantial interference with Executive’s other activities or commitments.

3.Disability Benefits Offset to Severance Pay. Any Severance Pay provided under Section 7(a) will be reduced on a dollar-for-dollar basis by any payments that Executive receives pursuant to the Company’s bona fide group long-term disability insurance policy and/or workers’ compensation insurance policy.

v.Loyalty and Confidentiality; Certain Property and Information.

1.Loyalty and Confidentiality. Executive will be loyal to the Company during the Employment, and will hold in strictest confidence, and not use or disclose, without prior written approval, “Confidential Information,” which will consist of any of Company or any Affiliate’s confidential, proprietary, or trade secret information that is disclosed to Executive in the course of his employment relationship with Company such as, but not limited to, customer lists, business plans, designs, marketing interests, products, financial information, including cost and pricing, vendor lists, and sales processes and procedures. Confidential Information will not include any information which: (i) is or becomes publicly available through no act of Executive; (ii) is rightfully received by Executive from a third party without restrictions; (iii) is independently developed by Executive or BAG; or (iv) is required to be disclosed by Company pursuant to applicable securities law, without any breach of this Agreement by Executive. Executive will also keep the terms of this Agreement confidential, except Executive may share this Agreement with BAG, its officers and directors, and Executive’s advisors, provided that such officers, directors and advisors are subject to confidentiality obligations to not use or disclose such information to any third party. Company acknowledges and agrees that in Executive’s capacity as an officer or director of BAG, he may be required to use or disclose Confidential Information or trade secrets of the Company to further the joint business interests of Executive and Company.

2.Certain Property and Information. Upon termination of the Employment, Executive will deliver to the Company any and all property owned or leased by the Company or any Affiliate and any and all materials and information (in whatever form) relating to the business of the Company or any Affiliate, including without limitation all Confidential Information, trade secrets, computers, mobile and smart phones, business notes, business plans, documents, keys, credit cards and other Company-provided equipment. All Company property will be returned promptly and in good condition except for normal wear.

3.Unless and until there is a Change of Control of BAG as a result of the Company acquiring greater than fifty percent (50%) of the voting interests in BAG, such that Executive ceases to be a shareholder of BAG:

a.Notwithstanding anything to the contrary in this Agreement, the Company acknowledges that Executive will hold dual employment as an officer, director and/or employee of BAG and will continue in those roles during the term of this Agreement. Company acknowledges that if and when any legal or business conflicts develop between BAG and the Company or any Affiliate, Executive will recuse himself from Company decisions and represent solely the interests of BAG.

Exhibit 10.18
b.Notwithstanding anything to the contrary in this Agreement and to the fullest extent permitted by Section 122(17) of the Delaware General Corporate Law (“DGCL”) or any other applicable Law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company (for itself and on behalf of each of its Affiliates) hereby renounces any interest or expectancy to participate in any business or investments of BAG as currently conducted or as may be conducted in the future except as may be otherwise agreed between Executive, BAG, and Company, and waives any claim against Executive and shall indemnify Executive against any claim that Executive is liable to the Company or any Affiliate or their stockholders for breach of any fiduciary duty solely by reason of Executive’s participation in any such business or investment of BAG. The Company shall pay in advance any expenses, including legal fees, incurred in defense of such claim as provided in this provision. In the event that Executive acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for (x) BAG and (y) the Company or any of its subsidiaries or Affiliates, the Executive shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any of its subsidiaries or Affiliates. To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable Law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company (for itself and on behalf of each of its subsidiaries and Affiliates) hereby renounces any interest or expectancy in any potential transaction or matter of which Executive acquires knowledge, except for any corporate opportunity which is expressly offered to Executive solely in his or her capacity as an employee of the Company, and waives any claim against Executive and BAG and shall indemnify Executive and BAG against any claim that Executive or BAG is liable to the Company or any Affiliate or their stockholders for breach of any fiduciary duty solely by reason of the fact that Executive or BAG (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company or any Affiliate; provided, however, in each such case, that any corporate opportunity which is expressly offered to Executive solely in his or her capacity as an officer or director of the Company shall belong to the Company. The Company shall pay in advance any expenses, including legal fees, incurred in defense of such claim as provided in this provision, except to the extent that Executive is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this provision, in which case any such advanced expenses shall be promptly reimbursed to the Company. Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity, and this provision shall not apply to any corporate opportunity, related to any business other than as it relates to buying, selling, renting, and financing collector cars (live auctions, digital auctions, private sales, financing). For the avoidance of doubt, no corporate opportunity shall be deemed a corporate opportunity of the Company unless such opportunity is expressly offered to Executive solely in his or her capacity as an officer or employee of the Company.

Exhibit 10.18

vi.Ideas, Concepts, Inventions and Other Intellectual Property.

Executive understands and agrees that he may be asked to create or contribute to the creation of copyrightable works, including, but not limited to, documents and multimedia files. All copyrightable works made or contributed by Executive solely in his capacity as an officer or employee of the Company, solely or in collaboration with others, during the term of the Executive’s employment by the Company or an Affiliate, whether or not they are created during working hours, and relating to the business or any aspect of the business of the Company or any Affiliate or to any business or product the Company or any Affiliate is actively planning to enter or develop with Executive’s direct involvement, will be considered “works made for hire” under the Copyright Act, and Company will own all copyright rights in such works except for any copyrightable works that are either independently created using the resources of BAG or created in Executive’s role as an officer, director, or employee of BAG. Executive warrants that he will not seek and has not sought moral rights in any of the works he has created or will create solely within the scope of his relationship with Company or its Affiliates. If any of the works created solely within the scope of Executive’s relationship with Company or its Affiliates cannot constitute a work made for hire under the Copyright Act, Executive hereby expressly assigns all copyrights in those works to Company.

All business ideas and concepts and all inventions, improvements, developments, innovations, ideas, and other intellectual property made or conceived by Executive solely in his capacity as an officer or employee of the Company, either solely or in collaboration with others, during the term of the Executive’s employment by the Company or an Affiliate, whether or not during working hours, and relating to the business or any aspect of the business of the Company or any Affiliate or to any business or product the Company or any Affiliate is actively planning to enter or develop with Executive’s direct involvement, will become and remain the exclusive property of the Company and the Company’s successors and assigns except for any inventions, improvements, developments, innovations, ideas, and other intellectual property either independently developed using the resources of BAG or created in Executive’s role as an officer, director, or employee of BAG. Executive will disclose promptly in writing to the Company all such Company inventions, improvements, developments, innovations, ideas, and other intellectual property, and will cooperate in confirming, protecting, and obtaining legal protection of the Company’s ownership rights, except to the extent it relates to inventions, improvements, developments and other intellectual property of BAG. Executive hereby further agrees to assign to Company his entire right, title, and interest in and to all patent applications and any resulting patents, including those applied for or issued in foreign countries, that disclose and/or claim such inventions and discoveries by Executive that are the exclusive property of the Company.

Executive agrees to execute all papers and documents and, entirely at Company’s expense, to communicate to Company any facts known to Executive respecting such Company inventions and discoveries, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, and reissue applications, and make all rightful oaths, execute all papers deemed by Company to be necessary for recording this assignment, including any confirmatory assignments, with the United States Patent and Trademark Office and any foreign patent offices, and generally perform any and all acts which are reasonably necessary and/or which Company, its Affiliates, its successors, assigns, or other legal representatives, may deem necessary to secure thereto the rights herein assigned, sold, and transferred.

In the event that Executive integrates any work that was previously created by Executive into any work created for Company or its Affiliates, Company and its Affiliates are hereby granted a worldwide, royalty-free, perpetual, irrevocable license to exploit the incorporated items, including, but not limited to, any and all copyrights, patents, designs, trade secrets, trademarks, or other intellectual property rights, in any manner that Company deems appropriate other than as it relates to intellectual property of BAG. Executive

Exhibit 10.18
warrants that he shall not knowingly incorporate any material into any work created for Company or its Affiliates that would infringe the intellectual property rights of any third party or that was created for or independently developed using the resources of BAG. Executive’s commitments in this Section will continue in effect after termination of the Employment as to ideas, concepts, inventions, improvements and developments and other intellectual property made or conceived solely in Executive’s capacity as an officer or employee of the Company before the date the Executive’s employment with the Company terminates.

Executive agrees not to disclose to the Company or use, or induce the Company to use, any proprietary information, trade secret or confidential business information of any other person or entity, including any previous employer of Executive. Executive also represents that all property, proprietary information, trade secret and confidential business information belonging to any prior employer has been returned. During the performance of his duties with the Company, theCompany will not request or expect that Executive will disclose confidential or proprietary information acquired during prior employment. The Company further agrees that in the event Executive must decline to make such a disclosure to the Company, declining to make the disclosure will have no adverse consequence to Executive’s employment with the Company.

For the avoidance of doubt, nothing in this Section specifically or this Agreement generally is intended to assign any physical or intangible property of BAG, including its intellectual property rights.

vii.Non-Competition; Non-Solicitation. During the Employment and for 12 months after the date of termination of Executive’s Employment, Executive will not:

1.directly or indirectly engage in a Competitive Business;

2.be employed by, perform services for, advise or assist, own any interest in or loan or otherwise provide funds to, any other business that is engaged (or seeking Executive’s services with a view to becoming engaged) in any Competitive Business; or

3.solicit or suggest, or provide assistance to anyone else in seeking to solicit or suggest, that any customer, vendor, employee, or other person or organization having or known by Executive to be contemplating a relationship with the Company or any Affiliate terminate, reduce or not initiate their relationship or contemplated relationship with the Company or such Affiliate, or enter into any similar relationship with anyone else instead of the Company or the Affiliate, except to the extent required in connection with Executive’s service as an officer, director, or employee of BAG.

“Competitive Business” means (a) vehicle, boat and collectible insurance business (b) any other business in which the Company and its Affiliates are engaged or becomes engaged during Executive’s employment with the Company. “Competitive Business” specifically excludes BAG, and this Section 10 does not prohibit or in any way limit Executive’s service as an officer, director, shareholder or employee of BAG. This Section 10 does not prohibit Executive from ownership of or membership in BAG or from owning not more than two percent (2%) of any class of securities of a publicly traded entity, provided that Executive does not engage in other activity prohibited by this Section 10. Executive represents and warrants that neither the Employment nor the performance of his obligations for the Company will conflict with or violate any other contract or obligations, legal or otherwise, which Executive may have, other than his service as an officer, director, shareholder or employee of BAG.

viii.Equitable Remedies. Executive agrees that any breach of Sections 8, 9 or 10 of this Agreement will cause irreparable damage to the Company, that such damage will be difficult to quantify and that money damages alone will not be adequate. Accordingly,

Exhibit 10.18
Executive agrees that the Company, in addition to any other legal rights or remedies available to the Company on account of a breach or threatened breach of this Agreement, shall have the right to seek an injunction, specific performance or other equitable relief to prevent any actual or threatened breach, and Executive waives the defense in any equitable proceeding that there is an adequate remedy at law for such breach.
ix.Amendment and Waiver. No provisions of this Agreement may be amended, modified, waived or discharged unless the waiver, modification, or discharge is authorized by the Company’s Chief Executive Officer and is agreed to in a written document signed by Executive and the Chief Executive Officer. No waiver by either party at any time of any breach or nonperformance of this Agreement by the other party will be deemed a waiver of any prior or subsequent breach or nonperformance.

x.Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to Executive’s Employment with the Company or any of the subjects covered by this Agreement, have been made by the Company that are not set forth expressly in this Agreement, and this Agreement supersedes any pre-existing employment agreements and any other agreements on the subjects covered by this Agreement.

xi.Dispute Resolution.

1.Arbitration. The Company and Executive agree that, except as provided in Section 14(b), the sole and exclusive method for resolving any dispute between them arising out of or relating to this Agreement will be arbitration under the procedures set forth in this Section. The arbitrator will be selected pursuant to the Rules for Commercial Arbitration of the American Arbitration Association. The arbitrator will hold a hearing at which both parties may appear, with or without counsel, and present testimony, evidence and argument. Pre-hearing discovery will be allowed in the discretion of and to the extent deemed appropriate by the arbitrator, and the arbitrator will have subpoena power. The procedural rules for an arbitration hearing under this Section will be the rules of the American Arbitration Association for Commercial Arbitration hearings and any rules as the arbitrator may determine. The hearing will be completed within 90 days after the arbitrator has been selected and the arbitrator will issue a written decision within 60 days after the close of the hearing. The hearing will be held in Traverse City, Michigan. The award of the arbitrator will be final and binding and may be enforced by and certified as a judgment of the 13th Judicial Circuit Court for the State of Michigan, or any other court of competent jurisdiction. One-half of the fees and expenses of the arbitrator will be paid by the Company and one-half by Executive.

2.Section 14(a) will be inapplicable to a dispute arising out of or relating to Sections 8, 9 or 10 of this Agreement.

3.Notwithstanding anything herein, BAG does not agree to be subject to arbitration or subpoena for any dispute between Executive and Company, and if BAG is a necessary party to any arbitration between Executive and Company, then Section 14(a) will be inapplicable to such dispute.

xii.Assignment. This Agreement contemplates personal services by Executive, and Executive may not transfer or assign Executive’s rights or obligations under this Agreement, except that Executive may designate beneficiaries for benefits as allowed by the Company’s benefit programs. This Agreement may be assigned by the Company to any Affiliate or successor in interest to the Company.

Exhibit 10.18

xiii.Notices. For purposes of this Agreement, all notices and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered or received by facsimile or email transmission or 5 days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

If to Executive:

Kenneth H. Ahn
31065 Lucerne Drive
Franklin, MI 48025

If to the Company:

The Hagerty Group, LLC
141 River’s Edge Dr.
Suite 200
Traverse City, Michigan 49684

Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address will be effective only upon receipt.

xiv.Governing Law. The validity, interpretation, and construction of this Agreement are to be governed by Michigan law with respect to all employment related provisions and Delaware law with respect to Section 8(c), without regard of choice of law rules. The parties agree that any judicial action involving a dispute arising under this Agreement will be filed, heard and decided in either the 13th Judicial Circuit Court of the State of Michigan or the U.S. District Court for the Western District of Michigan. The parties agree that they will subject themselves to the personal jurisdiction and venue of either court, regardless of where Executive or the Company may be located at the time any action may be commenced. The parties agree that Grand Traverse County is a mutually convenient forum and that each of the parties conducts business in Grand Traverse County.

xv.Survival. Sections 8, 9, and 10 shall survive termination of this Agreement provided that Section 10 shall not survive in the event of a termination of this Agreement pursuant to Section 4(e).

xvi.Counterparts. This Agreement may be signed in original or by electronic counterparts, each of which will be deemed an original, and together the counterparts will constitute one complete document.

xvii.Section 409A. The parties to this Agreement intend that the Agreement be exempt from Section 409A of the Code to the fullest extent possible as providing for short-term deferrals and involuntary separation pay, and that to the extent this Agreement is not exempt from Section 409A it is intended to comply with Section 409A, where applicable, and this Agreement will be operated and interpreted in a manner consistent with those intentions.

Exhibit 10.18
The parties have signed this Employment Agreement as of the Effective Date in Section 1.

THE HAGERTY GROUP, LLC

/s/ Collette Champagne
By:    Collette C. Champagne
Its:    Chief Operating Officer

EXECUTIVE

/s/ Kenneth H. Ahn
Kenneth H. Ahn